                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 3, 2004



                                BRIGHTPOINT, INC.
             (Exact name of registrant as specified in its charter)

             INDIANA                       35-1778566                0-23494
  (State or other jurisdiction           (IRS Employer             (Commission
of incorporation or organization)     Identification No.)          File Number)


                               501 Airtech Parkway
                            Plainfield, Indiana 46168
              (Address of principal executive offices and zip code)

                                 (317) 707-2355
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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 ITEM 5. OTHER EVENTS.

     Effective June 3, 2004, Brightpoint, Inc., a Delaware corporation ("Brightpoint Delaware"), merged with and into its wholly-owned subsidiary, Brightpoint Indiana Corp., an Indiana corporation ("Brightpoint Indiana"). The purpose of the merger was to change the state of incorporation of Brightpoint Delaware from Delaware to Indiana. The merger was effected pursuant to that certain Plan and Agreement of Merger, dated April 23, 2004 (the "Merger Agreement"), which was approved and adopted by the stockholders of Brightpoint Delaware at the Annual Meeting of Shareholders held on June 3, 2004. Articles of Merger were filed with the Secretary of State of Indiana on June 3, 2004, and a Certificate of Merger was filed with the Secretary of State of Delaware on that same date.

     Pursuant to the Merger Agreement, Brightpoint Indiana restated its Articles of Incorporation and changed its name to "Brightpoint, Inc." On the effective date of the merger, the issued and outstanding shares of Common Stock, par value $0.01 per share, of Brightpoint Delaware automatically converted into shares of the Common Stock, par value $0.01 per share, of Brightpoint Indiana on a one-for-one basis, and Brightpoint Indiana succeeded to all the assets, liabilities and business of Brightpoint Delaware. The stockholders of Brightpoint Delaware were not required to surrender their certificates of Common Stock of Brightpoint Delaware, and replacement certificates representing shares of Brightpoint Indiana Common Stock will be issued in exchange therefor upon presentment. Additionally, at the effective time of the merger, Brightpoint Indiana assumed Brightpoint Delaware's 1994 Stock Option Plan, 1996 Stock Option Plan, Non-Employee Director Stock Option Plan, 2004 Long-Term Incentive Plan, Employee Stock Purchase Plan and Amended and Restated Independent Director Stock Compensation Plan and options and all obligations of Brightpoint Delaware under such plans. Brightpoint Delaware's other employee benefit plans and arrangements will also be continued by Brightpoint Indiana upon the same terms and subject to the same conditions. Brightpoint Indiana assumed Brightpoint Delaware's obligations under its Rights Plan, and the preferred share purchase rights will continue to be in effect in relation to the Brightpoint Indiana Common Stock.

     The merger did not result in any change in the business, management, location of the principal executive offices, assets, liabilities or stockholders' equity of Brightpoint Delaware.

     As a result of the merger, Brightpoint Indiana became the successor corporation to Brightpoint Delaware under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to its Common Stock and its preferred share purchase rights, and will succeed to Brightpoint Delaware's reporting obligations thereunder. Pursuant to Rule 12g-3 promulgated under the Exchange Act, the Common Stock and preferred share purchase rights of Brightpoint Indiana are deemed to be registered under Section 12(b) of the Exchange Act.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements of business acquired.

          Because Brightpoint Indiana was a wholly-owned subsidiary of Brightpoint Delaware, the Registrant is not required to provide financial statements of Brightpoint Indiana with respect to the merger.

     (b)  Pro forma financial information

          Because Brightpoint Indiana was a wholly-owned subsidiary of Brightpoint Delaware, the Registrant is not required to provide pro forma financial information with respect to the merger.

     (c)  Exhibits

          2.1 Plan and Agreement of Merger between Brightpoint, Inc. and Brightpoint Indiana Corp., dated April 23, 2004. (Incorporated by reference to Appendix E to the Registrant's Proxy Statement dated April 26, 2004 relating to its Annual Stockholders meeting held June 3, 2004).

          3.1 Restated Articles of Incorporation of Brightpoint, Inc. (formerly Brightpoint Indiana Corp.).

          3.2 Amended and Restated By-Laws of Brightpoint, Inc. (formerly Brightpoint Indiana Corp.).


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    BRIGHTPOINT, INC.


Dated:  June 3, 2004                By: /s/ STEVEN E. FIVEL
                                       -----------------------------------------
                                       Steven E. Fivel, Executive Vice President
                                       and General Counsel



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                                INDEX TO EXHIBITS


          Exhibit
            No.                      Description
          -------                    -----------


            2.1          Plan and Agreement of Merger between
                         Brightpoint, Inc. and Brightpoint Indiana
                         Corp, dated April 23, 2004. (Incorporated by reference to Appendix E to Brightpoint, Inc.'s
                         Proxy Statement dated April 26, 2004 relating to its Annual Stockholders meeting held June 3,
                         2004).

            3.1          Restated Articles of Incorporation of Brightpoint, Inc.
                         (formerly Brightpoint Indiana Corp.)

            3.2          Amended and Restated By-Laws of Brightpoint, Inc.
                         (formerly Brightpoint Indiana Corp.)